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                                                                 EXHIBIT (h.21)

                       AMENDMENT TO SUBLICENSE AGREEMENT

   This Amendment to the Sublicense Agreement dated April 25, 2000 (the "Agreement") between BlackRock Institutional Trust Company, N.A. ("BTC"), a national banking association, and iShares Trust ("iShares"), a Delaware statutory trust, is effective as of September 22, 2009.

   WHEREAS, pursuant to Section 7 of the Agreement the parties may amend the Agreement from time to time; and

   NOW THEREFORE, Exhibit A is hereby deleted in its entirety and amended to read as attached.

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be executed as of the date first set forth above.

BLACKROCK INSTITUTIONAL TRUST COMPANY, N.A.

By:     /s/ Stephen A. Messinger
        ------------------------------
Name:   Stephen A. Messinger
Title:  Managing Director

By:     /s/ D. Wojnar
        ------------------------------
Name:   D. Wojnar
Title:  Managing Director

iSHARES TRUST

By:     /s/ Jack Gee
        ------------------------------
Name:   Jack Gee
Title:  Treasurer and Chief Financial Officer

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                                   Exhibit A

Russell 1000(R) Growth Index
Russell 1000(R) Index
Russell 1000(R) Value Index
Russell 2000(R) Growth Index
Russell 2000(R) Index
Russell 2000(R) Value Index
Russell 3000(R) Growth Index
Russell 3000(R) Index
Russell 3000(R) Value Index
Russell Microcap(TM) Index
Russell Midcap(R) Growth Index
Russell Midcap(R) Index
Russell Midcap(R) Value Index
Russell Top 200 Index
Russell Top 200 Growth Index
Russell Top 200 Value Index